UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 29, 2016

TrueCar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36449	04-3807511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 200
Santa Monica, California 90401
(Address of principal executive offices, including zip code)

(800) 200-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                          Results of Operations and Financial Condition.

On August 4, 2016, TrueCar, Inc. (the “Company”) announced its financial results for the fiscal quarter ended June 30, 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Items 2.02 and 9.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2016, the Company and John E. Stephenson executed a separation agreement and release (the “Separation Agreement”). The Separation Agreement will become effective on the 8th day after July 29, 2016 (the “Effective Date”), unless Mr. Stephenson revokes the Separation Agreement before that time. In accordance with the terms of the Separation Agreement, following the Effective Date Mr. Stephenson will receive, net of required withholdings: (i) a Q2 2016 bonus of $50,000; (ii) severance of approximately $15,144; and (iii) accelerated vesting of 31,182 restricted stock units held by Mr. Stephenson. The Compensation Committee of the Company's Board of Directors approved these terms of the Separation Agreement on July 29, 2016.

As previously announced, Mr. Stephenson resigned from his position as the Company's Chief Risk Officer effective July 31, 2016. Mr. Stephenson will join Alston & Bird LLP, outside counsel to the Company, and continue to represent the Company in litigation, regulatory and other matters.

The Separation Agreement is attached hereto as Exhibit 10.1.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press release dated August 4, 2016.
10.1    Separation Agreement and Release dated July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUECAR, INC.

By:	/s/ Michael Guthrie
Michael Guthrie
Chief Financial Officer

 Date:  August 4, 2016

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